Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Announces Share Repurchase Program Authorization

The program authorizes up to $2.0 Million of Common Stock to be repurchased

WARRENDALE, PA. – September 30, 2022 -- Limbach Holdings, Inc. (NASDAQ: LMB) (“Limbach” or the “Company”) today announced that its Board of Directors approved a share repurchase program with an authorization to purchase up to $2.0 million of shares of its Common Stock.

Authorization of up to $2.0 Million in a Common Stock Repurchase Program

Limbach’s Board of Directors has authorized a share repurchase program, under which the Company is authorized to repurchase up to $2.0 million of its outstanding common stock. The share repurchase authority is valid for one-year through September 29, 2023.

“We believe, over the term of the authorization of the program there could be attractive buying opportunities for our stock. With that in mind, the buyback authorization puts the Company in a strong position to be able to initiate a repurchase program in an effort to return value to our stockholders,” said Limbach EVP and CFO, Jayme Brooks.

The shares may be repurchased from time to time in open market transactions, through privately negotiated transactions or by other means in accordance with federal securities laws. Repurchases may also be made under Rule 10b5-1 plans. The Company intends to fund repurchases from existing cash, cash flow, borrowings under existing credit facilities or other means then available. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements and whether a Rule 10b5-1 plan is utilized. The exact number of shares to be repurchased by the Company is not guaranteed and the program may be suspended, modified, or discontinued, in whole or in part, at any time without prior notice.

About Limbach

Limbach is an integrated building systems solutions firm whose expertise is in the design, modular prefabrication, installation, management and maintenance of heating, ventilation, air-conditioning (“HVAC”), mechanical, electrical, plumbing and controls systems. Our market sectors primarily include the following: healthcare, life sciences, data centers, industrial and light manufacturing, entertainment, education and government. With 17 offices throughout the United States and Limbach’s full life-cycle capabilities, from concept design and engineering through system commissioning and recurring 24/7 service and maintenance, Limbach is positioned as a value-added and essential partner for building owners, construction managers, general contractors and energy service companies.

Limbach Holdings, Inc.	Page 2
September 30, 2022

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, matters concerning the share repurchase program including, but not limited to, the timing of repurchases, amount of shares repurchased or sources of funds used, whether attractive buying opportunities may be available for our common stock, whether the program may return value for our stockholders and other forward-looking considerations related to such program, and any statements or assumptions underlying any of the foregoing. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Investor Relations

The Equity Group, Inc.

Jeremy Hellman, CFA

Vice President

(212) 836-9626 / jhellman@equityny.com

or

Limbach Holdings, Inc.

S. Mathew Katz

Executive Vice President

(212) 201-7006 / matt.katz@limbachinc.com